INDEPENDENT AUDITORS' REPORT

Board of Directors and Contract Holders
ReliaStar Life Insurance Company of New York Variable Annuity Separate Account
II

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form N-4 (File No. 333-61879) of the ReliaStar Life Insurance Company of New York Variable Annuity Separate Account II under the Securities Act of 1933, and Amendment No. 2 to the Registration Statement under the Investment Company Act of 1940, respectively, of our report dated February 4, 1999 on the audit of the consolidated financial statements of of ReliaStar Life Insurance Company of New York and subsidiaries as of and for the years ended December 31, 1998 and 1997 incorporated by reference in the Statement of Additional Information of such Registration Statement, and to the references to us under the heading "Financial Statements and Experts" appearing in the Prospectus and under the headings "Independent Auditors" and "Financial Statements" appearing in the Statement of Additional Information, all of which are part of such Registration Statement.


/s/ Deloitte & Touche

Minneapolis, Minnesota
April 7, 1999